Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 filed on the date herewith of flyExclusive, Inc. of our report dated April 30, 2024, relating to the consolidated financial statements of flyExclusive, Inc., appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Elliott Davis. PLLC

Charlotte, North Carolina
August 27, 2024